NEWS FROM:                                             STEWART & STEVENSON
                                                       CORPORATE HEADQUARTERS
                 [STEWART & STEVENSON LOGO]            P.O. BOX 1637
                                                       HOUSTON, TX  77251-1637



                               Client:   Stewart & Stevenson Services, Inc.

                               Contact:   John Doster, CFO
                                          David Stewart, Treasurer
                                          Stewart & Stevenson Services, Inc.
                                          713-868-7700

                                          Ken Dennard / kdennard@easterly.com
                                          Lisa Elliott / lisae@easterly.com
                                          Easterly Investor Relations
                                          713-529-6600


                STEWART & STEVENSON SERVICES REPORTS FISCAL 2001
                  SECOND QUARTER REVENUE INCREASED 46 PERCENT

         NET EARNINGS INCREASED 67 PERCENT AND DILUTED EPS GREW TO $0.45


      HOUSTON - AUGUST 23, 2001 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:
SSSS), a leading manufacturer, distributor, and service provider of industrial and energy related equipment; oilfield and airline ground support equipment; and medium tactical vehicles for the U.S. Army, announced results for the fiscal second quarter ended July 28, 2001.

      Sales for the fiscal second quarter grew 46 percent to $390.4 million compared to sales of $267.0 million in the same period a year ago. Net earnings in the second quarter of fiscal 2001 were $13.0 million or $0.45 per diluted share, an increase of 67 percent versus $7.8 million or $0.27 per diluted share in last year's second quarter.

      Sales for the first six months of fiscal 2001 grew 39 percent to $731.9 million versus $528.1 million for the first six months of fiscal 2000. First half net earnings more than doubled to $33.3 million or $1.15 per diluted share, compared to $15.3 million or $0.54 per diluted share in last year's first half.

      Michael L. Grimes, President and Chief Executive Officer, stated, "We are pleased with a solid second quarter performance and continued growth in our overall business during this period of weakening in certain segments of the US economy. We have now experienced over two years of improved earnings resulting in a significantly strengthened balance sheet. We continue to take the necessary actions to position the company for sustained top line and earnings growth."

SEGMENT DATA

      The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $108.8 million in the fiscal second quarter compared to $55.7 million a year ago. Operating profit for the quarter totaled $16.4 million, compared with $14.3 million in the second quarter of fiscal 2000. The operating profit rate of 15.0 percent was in line with the Company's expectations for the second quarter, albeit lower than last year's
25.7 percent which included $4.1 million in special favorable adjustments. Fiscal 2001 first quarter results included a $22.0 million settlement with the U.S. Army, partially offset by special non-recurring costs of $1.7 million, principally related to the settlement process. The $22.0 million of cash due from the settlement was received during the second quarter of fiscal 2001.

      The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded second quarter sales of $217.1 million, a 40 percent increase over sales of $155.3 million in the same period of fiscal 2000. The sales growth was paced by $40 million in revenue for two turnkey power generation projects that are part of the California Independent System Operation (ISO) Summer Reliability Program. Operating profit totaled $8.8 million versus $3.2 million in the comparable period of last year. Operating profit rate in fiscal second quarter 2001 rebounded to 4.0 percent, which compared favorably to 2.1 percent in last year's second quarter.

      The Petroleum Equipment segment manufactures equipment for the oil and gas exploration, production, and well stimulation industries. Sales in this segment totaled $36.9 million for the second quarter, almost double the $18.8 million reported in the same period last year. Operating profit for the second quarter was $2.2 million or 6.0 percent versus $0.4 million or 2.1 percent in the previous year. The order backlog at the end of the fiscal second quarter 2001 totaled $63 million, compared with $47 million at the end of the first fiscal quarter.

      The Airline Products segment, which manufactures airline ground support products and mobile railcar movers, recorded sales of $22.9 million in the second quarter of fiscal 2001, compared with $28.3 million in the same quarter last year. Operating loss for the second quarter was $2.6 million versus a $4.3 million loss in the previous year. First half sales totaled $47.0 million, and were $9.6 million lower than last year's $56.6 million, due to timing of a sale to the Royal Air Force of approximately $2.1 million and a general weakening of the airline industry. The performance improvement team, established earlier this year, continues to make progress and improved financial performance is expected during the second half of fiscal 2001.

      Other business activities not identified in a specific segment include predominantly gas compression equipment sales. Fiscal second quarter sales were $4.8 million, versus $8.9 million for the comparable period last year. The decline in sales year over year was due to the sale of the gas compression leasing business during the second quarter of fiscal 2000. Second quarter operating profit was $0.1 million compared to $3.3 million in last year's second quarter, which included a $5.6 million gain from the sale of the gas compression leasing business.

      Net cash provided by operating activities totaled $40.4 million in the second quarter including a $22 million recovery from the U.S. Government for settlement of a claim, compared with $2.3 million usage in the first quarter. The balance in cash and equivalents was $107.8 million at quarter-end, an increase of $12.0 million for the quarter. Total debt decreased $30.3 million during the quarter.

FORWARD LOOKING COMMENTS

      On August 15, 2001 the Company reached a settlement with the U.S. Government, through the Alternative Disputes Resolution process, pertaining to changes in drive train components on all vehicles produced under the first Family of Medium Tactical Vehicles (FMTV) contract. The Company plans to use a portion of the $18.5 million settlement to accelerate implementation of information system upgrades and to rationalize certain manufacturing facilities.

      The operating margin rate in the Tactical Vehicle Systems segment for the third quarter of fiscal 2001 could be depressed by approximately two points due to the shipment mix of lower priced option trucks. A rebound in margin rates is expected in the fourth quarter. In addition, second quarter Power Products segment sales were impacted by the delivery of two large power generation units, which will not repeat in the third quarter. However, sequential margin improvements are expected in the third quarter for the Power Products, Petroleum Equipment, and Airline Products segments.

CONFERENCE CALL

      Stewart & Stevenson Services has scheduled a conference call for Thursday, August 23, 2001 at 11:00 a.m. eastern time to review fiscal second quarter 2001 results. To listen to the call, dial (719) 457-2629 at least ten minutes before the conference call begins and ask for the Stewart & Stevenson Services conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until August 30, 2001. To access the replay, dial (719) 457-0820 and enter the pass code 518816.

      Additionally, Stewart & Stevenson announced today that senior management has scheduled meetings with analysts and institutional investors on August 28-30, 2001 in Denver, San Francisco and Los Angeles to review financial results and provide updates on the company's progress. The slide presentation that management will be showing on this trip will be available for download on the company's website at HTTP://WWW.SSSS.COM beginning Tuesday morning, August 28, 2001.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks relating to personnel, risks of dependence on government, inherent risks of government contracts, risks of claims and litigation, risks as to global trade matters, risks as to cost controls, risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters, and risks as to distributorships, all as more specifically outlined in the Company's latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.


                              - tables to follow -

              STEWART & STEVENSON SERVICES, INC.
         CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
             (In thousands, except per share data)

                                                                     SIX MONTHS ENDED                  THREE MONTHS ENDED
                                                             --------------------------------  --------------------------------
                                                              JULY 28, 2001    JULY 29, 2000    JULY 28, 2001    JULY 29, 2000
                                                             --------------   ---------------  ---------------  ---------------
Sales                                                           $ 731,910        $ 528,091        $ 390,389        $ 266,978
Cost of sales                                                     625,408          440,888          332,776          228,361
                                                                ---------        ---------        ---------        ---------
Gross profit                                                      106,502           87,203           57,613           38,617

Recovery of costs incurred, net                                   (20,800)            --               --               --
Selling and administrative expenses                                72,011           69,430           36,530           30,643
Interest expense                                                    3,758            4,356            1,693            2,047
Interest and investment income                                     (2,112)          (4,592)            (897)            (400)
Other (income) expense, net                                          (286)          (6,282)            (266)          (6,040)
                                                                ---------        ---------        ---------        ---------
                                                                   52,571           62,912           37,060           26,250
                                                                ---------        ---------        ---------        ---------

Earnings before income taxes                                       53,931           24,291           20,553           12,367
Income tax expense                                                 19,956            9,014            7,539            4,588
                                                                ---------        ---------        ---------        ---------
Net earnings from continuing operations                            33,975           15,277           13,014            7,779
Loss on disposal of discontinued operations, net                     (628)            --               --               --
     of tax of $372
                                                                ---------        ---------        ---------        ---------
Net earnings                                                    $  33,347        $  15,277        $  13,014        $   7,779
                                                                =========        =========        =========        =========

Weighted average shares outstanding:
   Basic                                                           28,206           28,005           28,327           28,013
   Diluted                                                         28,927           28,175           29,146           28,229

Earnings per share:
  Basic
     Continuing operations                                      $    1.20        $    0.55        $    0.46        $    0.28
     Loss on disposal of discontinued operations                    (0.02)            --               --               --
                                                                ---------        ---------        ---------        ---------
     NET EARNINGS PER SHARE                                     $    1.18        $    0.55        $    0.46        $    0.28
                                                                =========        =========        =========        =========

  Diluted
     Continuing operations                                      $    1.17        $    0.54        $    0.45        $    0.27
     Loss on disposal of discontinued operations                    (0.02)            --               --               --
                                                                ---------        ---------        ---------        ---------
     NET EARNINGS PER SHARE                                     $    1.15        $    0.54        $    0.45        $    0.27
                                                                =========        =========        =========        =========

Cash dividends per share                                        $   0.170        $   0.170        $   0.085        $   0.085


                       STEWART & STEVENSON SERVICES, INC.
                               SEGMENT INFORMATION
                                 (In thousands)

                                                        SIX MONTHS ENDED                      THREE MONTHS ENDED
                                             ------------------------------------   -------------------------------------
                                               JULY 28, 2001      JULY 29, 2000       JULY 28, 2001       JULY 29, 2000
                                             ----------------   -----------------   -----------------   -----------------
SALES
  Power Products                                $ 384,771           $ 283,615           $ 217,099           $ 155,299
  Tactical Vehicle Systems                        217,265             134,325             108,771              55,652
  Petroleum Equipment                              71,606              34,261              36,868              18,813
  Airline Products                                 46,988              56,585              22,878              28,275
  Other Business Activities                        11,280              19,305               4,773               8,939
                                                ---------           ---------           ---------           ---------
    Total                                       $ 731,910           $ 528,091           $ 390,389           $ 266,978
                                                =========           =========           =========           =========

OPERATING PROFIT (LOSS)
  Power Products                                $  10,604           $   2,417           $   8,778           $   3,233
  Tactical Vehicle Systems                         54,706              28,957              16,361              14,321
  Petroleum Equipment                               3,595                (269)              2,208                 404
  Airline Products                                 (6,909)             (4,337)             (2,558)             (4,341)
  Other Business Activities                           333               2,632                 107               3,266
                                                ---------           ---------           ---------           ---------
    Total                                          62,329              29,400              24,896              16,883

NON-OPERATING INCOME/(EXPENSE)
  Corporate expense, net                           (6,753)             (5,345)             (3,548)             (2,869)
  Interest income                                   2,112               4,592                 897                 400
  Interest expense                                 (3,757)             (4,356)             (1,692)             (2,047)
                                                ---------           ---------           ---------           ---------

EARNINGS BEFORE INCOME TAXES                    $  53,931           $  24,291           $  20,553           $  12,367
                                                =========           =========           =========           =========
OPERATING PROFIT (LOSS) PERCENTAGE
  Power Products                                      2.8%                0.9%                4.0%                2.1%
  Tactical Vehicle Systems                           25.2                21.6                15.0                25.7
  Petroleum Equipment                                 5.0                (0.8)                6.0                 2.1
  Airline Products                                  (14.7)               (7.7)              (11.2)              (15.4)
  Other Business Activities                           3.0                13.6                 2.2                36.5
  Total                                               8.5                 5.6                 6.4                 6.3


                       STEWART & STEVENSON SERVICES, INC.
                           SELECTED OTHER INFORMATION

                                                        ORDER BACKLOG
                                    ----------------------------------------------------------------------------------------
                                      January 31,   April 29,    July 29,   October 28,  January 31,    April 28,   July 28,
(Millions)                               2000         2000         2000        2000         2001          2001        2001
                                    ----------------------------------------------------------------------------------------
Tactical Vehicle Systems            $    914.5     $  839.5     $  795.7     $  742.8     $  658.2     $  596.3     $  493.1

Power Products                            77.6         89.9        116.7        119.2        137.8        177.2        146.1

Petroleum Equipment                       17.2         26.5         55.6         65.6         55.3         47.4         63.0

Airline Products                          23.5         18.6         17.2         19.5         16.2         17.2         17.1

Other Business Activities                 24.0         14.7         10.1         16.5         11.3          7.1         10.6
                                    ----------------------------------------------------------------------------------------

                                    $  1,056.8     $  989.2     $  995.3     $  963.6     $  878.8     $  845.2     $  729.9
                                    ========================================================================================

                                                      Fiscal Year 2000                          Fiscal Year 2001
                                       ---------------------------------------------------------------------------------------
Unit Shipments                             1Q      2Q       3Q        4Q    Total      1Q       2Q       3Q*      4Q*   Total*
                                       ---------------------------------------------------------------------------------------
 MTV                                      311      186      339      503    1,339      469      476      376      389    1,710

 LMTV                                      91       74     --         30      195       75       70      175      180      500

 Trailers                                --       --       --       --       --        163      210      198      119      690
                                       ---------------------------------------------------------------------------------------
                                          402      260      339      533    1,534      707      756      749      688    2,900
                                       =======================================================================================
Estimated Sales (millions)                                                 $  304   $  108   $  109   $  100   $  105   $  422
                                                                           ===================================================


*Based on current US Army forecast and other data.
See "Cautionary Statements" above for important information regarding forward-looking statements.

                       STEWART & STEVENSON SERVICES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                                SIX MONTHS ENDED          THREE MONTHS ENDED
                                                                         JULY 28, 2001  JULY 29, 2000 JULY 28, 2001  JULY 29, 2000
                                                                         -------------  ------------- -------------  -------------
Operating Activities
   Net earnings from continuing operations                                 $  33,975     $  15,277     $  13,014     $   7,779
   Adjustments to reconcile net earnings to net
     cash provided by (used in) operating activities:
       Accrued postretirement benefits & pension                               1,741           618           645           370
       Depreciation and amortization                                          10,901        11,025         5,438         5,493
       Deferred income taxes, net                                             (3,106)         (754)        1,378          (790)
       Gain on sale of business assets                                          --          (5,649)         --          (5,649)
       Change in operating assets and liabilities net of the effect of acquisition, divestiture and discontinued operations:
          Accounts and notes receivable, net                                 (29,612)       36,946        21,799        (8,018)
          Recoverable costs and accrued profits not yet billed                20,357        (4,736)        8,817         1,247
          Inventories                                                        (14,127)       15,958        (6,406)       28,272
          Accounts payable                                                   (13,364)      (37,832)       (7,227)      (27,803)
          Accrued payrolls and incentive                                      (1,630)       (4,332)       (2,008)           89
          Current income taxes, net                                            4,509        10,127       (11,622)        5,836
          Other current liabilities                                            6,753         7,219        (7,558)       10,058
          Other--principally long-term assets and liabilities                 21,703        (4,374)       24,105        (2,905)
                                                                           ---------     ---------     ---------     ---------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                        38,100        39,493        40,375        13,979
                                                                           ---------     ---------     ---------     ---------

INVESTING ACTIVITIES
   Expenditures for property, plant and equipment                            (22,819)      (20,558)      (10,657)      (10,279)
   Proceeds from sale of business assets                                       2,323        44,622          --          44,622
   Disposal of property, plant and equipment, net                              1,280         2,288           433         2,165
                                                                           ---------     ---------     ---------     ---------
   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                       (19,216)       26,352       (10,224)       36,508
                                                                           ---------     ---------     ---------     ---------

FINANCING ACTIVITIES
   Additions to long-term borrowings                                            --          20,047          --            --
   Payments on long-term borrowings                                          (20,219)      (20,221)      (20,155)         (414)
   Net short-term borrowings (payments)                                       (2,142)      (10,724)       (1,254)       (1,234)
   Dividends paid                                                             (4,776)       (4,761)       (2,391)       (2,382)
   Exercise of stock options                                                   6,062          --           5,592          --
                                                                           ---------     ---------     ---------     ---------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                       (21,075)      (15,659)      (18,208)       (4,030)
                                                                           ---------     ---------     ---------     ---------

Increase (Decrease) in cash and cash equivalents                              (2,191)       50,186        11,943        46,457
Cash and cash equivalents, beginning of period                               109,955        11,715        95,821        15,444
                                                                           ---------     ---------     ---------     ---------
Cash and cash equivalents, end of period                                   $ 107,764     $  61,901     $ 107,764     $  61,901
                                                                           =========     =========     =========     =========


                       STEWART & STEVENSON SERVICES, INC.
             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                                 (In thousands)


                                                                  JULY 28, 2001   JANUARY 31, 2001
                                                                ---------------- -----------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                        $ 107,764        $ 109,955
   Accounts and notes receivable, net                                 199,513          172,441
   Recoverable costs and accrued profits not yet billed                 2,058           22,415
   Inventories:
      Power Products                                                  171,793          170,176
      Petroleum Equipment                                              40,845           26,809
      Airline Products                                                 25,860           29,007
      Tactical Vehicle Systems                                          6,633            3,861
      Other Business Activities                                           762            1,863
      Excess of current cost over LIFO values                         (51,359)         (51,309)
                                                                    ---------        ---------
         Total inventories, net                                       194,534          180,407

   Prepaid and other current assets                                    15,714           16,539
                                                                    ---------        ---------
      TOTAL CURRENT ASSETS                                            519,583          501,757
                                                                    ---------        ---------

PROPERTY, PLANT AND EQUIPMENT, NET                                    114,615          114,765
INVESTMENTS AND OTHER ASSETS                                           21,355           22,340
                                                                    ---------        ---------
                                                                    $ 655,553        $ 638,862
                                                                    =========        =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes payable                                                    $  10,469        $  12,611
   Accounts payable                                                    53,073           66,437
   Accrued payrolls and incentives                                     19,764           21,395
   Current portion of long-term debt                                      437           20,437
   Billings in excess of costs                                         52,735           30,638
   Other current liabilities                                           39,734           36,685
                                                                    ---------        ---------
      TOTAL CURRENT LIABILITIES                                       176,212          188,203

COMMITMENTS AND CONTINGENCIES

LONG-TERM DEBT                                                         57,440           66,568
ACCRUED POSTRETIREMENT BENEFITS & PENSION                              20,620           18,879
DEFERRED COMPENSATION                                                   1,889            2,145
OTHER LONG-TERM LIABILITIES                                             6,651            2,483
                                                                    ---------        ---------
    TOTAL LIABILITIES                                                 262,812          278,278
                                                                    ---------        ---------
SHAREHOLDERS' EQUITY
  Common Stock, without par value, 100,000,000 shares
   authorized; 28,436,341 and 28,067,566 shares issued at
   July 28, 2001 and January 31, 2001, respectively                    51,997           48,325
  Currency translation adjustment                                      (1,015)            (929)
  Retained earnings                                                   341,759          313,188
                                                                    ---------        ---------
      TOTAL SHAREHOLDERS' EQUITY                                      392,741          360,584
                                                                    ---------        ---------
                                                                    $ 655,553        $ 638,862
                                                                    =========        =========